UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/09/2006

First State Bancorporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12487

New Mexico	85-0366665
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7900 Jefferson NE
Albuquerque, NM 87109
(Address of principal executive offices, including zip code)

505-241-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

Effective January 9, 2006, First State Bancorporation, a New Mexico corporation ("First State") accepted the resignation of Thomas E. Bajusz, Senior Vice President and Chief Credit Officer, who will pursue other opportunities. Pursuant to his Officer Employment Agreement, First State will pay Mr. Bajusz approximately $230,000 in severance benefits.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 9, 2006, First State Bancorporation, a New Mexico corporation ("First State") accepted the resignation of Thomas E. Bajusz, Senior Vice President and Chief Credit Officer, who will pursue other opportunities. Pursuant to his Officer Employment Agreement, First State will pay Mr. Bajusz approximately $230,000 in severance benefits.

Michael R. Stanford, First State's President and Chief Executive Officer, will become chairman of the recently created central credit committee and H. Patrick Dee, Executive Vice President and Chief Operating Officer, will be vice chairman of the committee. Other duties previously performed by Mr. Bajusz will be assumed by Pamela Smith, Senior Vice President and Chief Risk Officer.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First State Bancorporation

Date: January 13, 2006	By:	/s/ Christopher C. Spencer
Christopher C. Spencer
Senior Vice President and Chief Financial Officer